EXHIBIT 99.1

Tuesday, May 22, 2007, Immediate Release
Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel to Present at the SID/Cowen 2007 Display Investor Conference on May 22, 2007

The Woodlands, TX (05/22/07)  —  Uni-Pixel, Inc. (OTCBB: UNXL), the developer of flat panel color display technology called Time Multiplexed Optical Shutter (“TMOS”), has today announced its participation, as a presenter, at the SID/Cowen 2007 Display Investor Conference in Long Beach, California.  UniPixel’s President, Mr. Reed Killion, will give a presentation to a diverse audience of industry experts and institutional investors that will cover the advantages (both in power and light efficiency and in display system performance) of TMOS versus competitive technologies.  The presentation will take place at the Long Beach Convention Center on May 22, 2007 at 3:30 pm PDT (6:30 pm EDT).

Also featured as an event keynote speaker, will be Mr. Bruce Berkoff, Chairman of LCD TV Association, who is a member of Uni-Pixel, Inc.’s Board of Directors.  His presentation, titled “Investing in the Display Business Today & Tomorrow — What to Expect the Rest of the Decade, Maybe the Next,” will take place on Wednesday May 23, 2007.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new flat panel color display technology it calls Time Multiplexed Optical Shutter (“TMOS”). The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

Antonio Treminio, 281-825-4508

Email: atreminio@unipixel.com